As filed with the Securities and Exchange Commission on March 30, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zymergen Inc.
(Exact name of Registrant as specified in its charter)

Delaware	46-2942439
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5980 Horton Street, Suite 105 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Zymergen Inc. 2021 Incentive Award Plan
Zymergen Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Jay Flatley
Acting Chief Executive Officer
5980 Horton Street, Suite 105
Emeryville, California 94608
(415) 801-8073
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sarah K. Solum
Pamela L. Marcogliese
Freshfields Bruckhaus Deringer US LLP
2710 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 618-9250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION
Pursuant to General Instruction E of Form S-8, Zymergen Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register (i) 5,152,264 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) for issuance under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan that provide for an automatic annual increase in the number of shares of Common Stock reserved for issuance under the 2021 Plan, and (ii) 1,030,452 additional shares of Common Stock for issuance under the Registrant’s Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under the ESPP.
These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 (File No. 333-255450) (the “Prior Registration Statement”) was filed with the SEC on April 23, 2021. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Zymergen Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. The following documents filed by the Registrant with the SEC are incorporated as of their respective dates in this registration statement by reference:

•The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on April 22, 2021, relating to the registration statement on Form S-1, as amended (File No. 333-254612), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 (File No. 001-40354); and

•The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40354), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 19, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5. Interests of Named Experts and Counsel.

None.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation of Zymergen Inc., as currently in effect.	8-K	April 26, 2021	3.1

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	April 26, 2021	3.2

4.3	Form of Stock Certificate for common stock of the Registrant	S-1	March 26, 2021	4.2

5.1	Opinion of Freshfields Bruckhaus Deringer US LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to this registration statement.				X

99.1	2021 Incentive Award Plan.	S-8	April 23, 2021	99.2

99.2	Employee Stock Purchase Plan.	S-8	April 23, 2021	99.3

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on this 29th day of March, 2022.

Zymergen Inc.
By:	/s/ Jay Flatley
Name: Jay Flatley
Title: Chairman and Acting Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jay Flatley and Enakshi Singh, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jay Flatley	Chairman and Acting Chief Executive Officer (Principal Executive Officer)	March 29, 2022
Jay Flatley

/s/ Enakshi Singh	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2022
Enakshi Singh

/s/ Sandra E. Peterson	Lead Independent Director	March 29, 2022
Sandra E. Peterson

/s/ Steven Chu	Director	March 29, 2022
Steven Chu

/s/ Christine M. Gorjanc	Director	March 30, 2022
Christine M. Gorjanc

/s/ Travis Murdoch	Director	March 29, 2022
Travis Murdoch

/s/ Matthew A. Ocko	Director	March 30, 2022
Matthew A. Ocko

/s/ Zach Serber	Director	March 29, 2022
Zach Serber

/s/ Rohit Sharma	Director	March 30, 2022
Rohit Sharma